UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 18, 2009

 (Exact Name of Registrant as Specified in its Charter)

Delaware	1-7201	33-0379007
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

801 17th Avenue South
Myrtle Beach, South Carolina		29577
(Address of principal executive offices)		(Zip Code)

(843) 448-9411
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 18, 2009, Mr. Noboru Nakamura resigned from his position as a Director on the Board of Directors of AVX Corporation (the “Company”). Mr. Nakamura was a Class I Director whose term was set to expire at the Company’s 2010 Annual Meeting.  Mr. Nakamura had been a member of the Board of Directors since 2007. Since April 1, 2009, Mr. Nakamura is an Advisor to Kyocera Corporation (“Kyocera”).  He was Chairman of the Board and Representative Director of Kyocera from 2006 to 2009. He was a Director of Kyocera from 2003 to 2006.

On May 18, 2009, the Board of Directors of the Company appointed Mr. Tetsuo Kuba to the Board to serve out the remaining term of Mr. Noboru Nakamura. Mr. Kuba has been appointed to the Compensation, Equity Compensation and Executive Committees of the Board.  Mr. Kuba has been President and Representative Director of Kyocera since April 2009 and Director and Senior Managing Executive Officer of Kyocera from 2008 to 2009. He was also Senior Managing Executive Officer of Kyocera from 2007 to 2008 and Managing Executive Officer of Kyocera from 2005 to 2007.

Kyocera is the majority stockholder of AVX.  See Note 14 to the Company’s consolidated financial statements in its Annual Report on Form 10-K for the year ended March 31, 2008 and “Relationship with Kyocera and Related Transactions” in the Company’s proxy statement for its 2008 Annual Meeting of Shareholders for information required under Item 404(a) of Regulation S-K concerning the Company’s relationship with Kyocera.  Such information is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 18, 2009

AVX CORPORATION

By:	/s/ Kurt P. Cummings

Name:	Kurt P. Cummings
Title:	Vice President,
Chief Financial Officer,
Treasurer and Secretary